UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): NOVEMBER 27, 1996
                              (NOVEMBER 27, 1996)



                             TRIANGLE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)



       NORTH CAROLINA                    0-21346              56-1764546
(State or other jurisdiction of    (Commission File Number) (I.R.S. Employer
        incorporation)                                      Identification No.)




4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA                  27612
           (Address of principal executive offices)          (Zip Code)





                                 (919) 881-0455
              (Registrant's telephone number, including area code)





                                 NOT APPLICABLE
          (Former name or former address, if changed since last Report)

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ITEM 5.  OTHER EVENTS

         The following is a description of the securities of Triangle Bancorp, Inc. (the "Company").

         The rights of shareholders of the Company are determined by North Carolina corporation law and the Company's Articles of Incorporation and Bylaws. The following is a summary of certain provisions of the Company's Articles of Incorporation and Bylaws and the relevant provisions of North Carolina law relating thereto. The following discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and bylaws, and Chapter
55 of the North Carolina General Statutes ("N.C.G.S.").

CAPITAL STRUCTURE

         The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value per share, of which 10,455,541 shares were issued and outstanding as of November 25, 1996.

GOVERNING LAW

         The Company is chartered under the laws of North Carolina and is subject to the provisions of Chapter 55 of the N.C.G.S. governing corporations.

VOTING

         The holders of the Company's common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. The shareholders of the Company do not have the right to vote cumulatively.

PREEMPTIVE RIGHTS

         The holders of the Company's common stock do not have preemptive rights to acquire other or additional shares that may be issued from time to time.

BUSINESS COMBINATIONS AND CHANGES IN CONTROL

         The Company's Articles of Incorporation provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of the Company's common stock is required to approve certain transactions of the Company or any affiliate of the Company specified therein, including any merger, consolidation, sale of assets, share exchange, or dissolution. The supermajority provision is inapplicable if the transaction has been approved
(or in the case of a dissolution recommended for shareholder approval) by two-thirds of all directors of the Company then in office, or if the other entity is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in the election of directors is owned of record or beneficially by the corporation or its affiliates. For purposes of such provision, an


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"affiliate" is any individual, corporation, partnership, trust, estate, or other entity who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. The Company's Articles of Incorporation further provide that the Board of Directors, when evaluating the merits of any transaction described in such provision, including any merger, consolidation, sale of assets, or share exchange, or any offer of a party to make a tender or exchange offer for any equity security of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of the Company and its affiliates, and on the communities in which the Company and its affiliates operate or are located.

         The supermajority provision of the Company's Articles of Incorporation may have the effect of delaying, deferring, or preventing a change in control of the Company, which some holders of the Company's common stock may deem to be in their best interests.

        The constituency provision of the Company's Articles of Incorporation may discourage or make more difficult certain acquisition proposals or business combinations and, therefore, may adversely affect the ability of shareholders to benefit from certain transactions opposed by the Board of Directors of the Company. The constituency provision would allow the Board of Directors of the Company to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effect in determining whether to accept or reject such proposal.

AMENDMENT OF ARTICLES OF INCORPORATION

         The Company's Articles of Incorporation provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the Company's common stock is required to amend the Company's Articles of Incorporation. Such provision would make it more difficult for shareholders to amend the Company's Articles of Incorporation in the event of a hostile takeover attempt.

INCREASE OR DECREASE OF CAPITAL STOCK

         Under the North Carolina corporation laws, the Company's Articles of Incorporation may be amended to increase or decrease the authorized capital stock of the Company upon the approval by shareholders of each voting group entitled to vote thereon if the votes cast within the voting group favoring the amendment exceed the votes cast within the voting group opposing the amendment.

AMENDMENT OF BYLAWS

         The Company's bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or shareholders of the Company except as otherwise provided in the Company's bylaws, Articles of Incorporation or Chapter 55 of the N.C.G.S. Under Chapter


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55 of the N.C.G.S. and the bylaws of the Company, the Company's Board of
Directors may amend or repeal the Company's bylaws, except a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended, or repealed by the Board of Directors if neither the Articles of Incorporation nor a bylaw adopted by the shareholders authorize the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally. The Company's shareholders may amend or repeal the Company's bylaws even though the bylaws may also be amended or repealed by its Board of Directors. The Company's bylaws further provide that the Board of Directors has no power to adopt a bylaw: (1) changing the statutory requirement for a quorum of directors or action by directors or change in the statutory requirement for a quorum of shareholders or action by shareholders; (2) providing for management of the company otherwise than by the Board of Directors or a committee thereof; (3) increasing or decreasing the fixed number of the size of the Board of Directors or range of directors, or changing from a fixed number to a range, or visa versa; or (4) classifying and staggering the election of directors.

         The shareholders of the Company have approved an amendment to the Company's bylaws which provides that the affirmative vote of the holders of not less than 75% of the outstanding shares of the Company's common stock is required to change the number of directors as specified in the Company's bylaws and prohibits the Board of Directors from changing such provision without shareholder approval. The shareholders of the Company also have approved an amendment to the bylaws of the Company fixing the number of directors at a range of not less than ten nor more than 24, the number within the minimum and maximum to be set by a majority vote of the Board of Directors of the Company. The Board of Directors of the Company has set the number within the range at 22 directors.

         Such supermajority requirement makes it more difficult for shareholders to increase the size of the Board of Directors and elect directors to fill vacancies created thereby. Accordingly, one or more shareholders seeking to gain control of the Board (for example, a tender offeror or entity attempting a hostile takeover) would find its task more difficult without the consent of the existing Board of Directors.

SHARE PURCHASE AND OPTION PLANS FOR AFFILIATES

         Under the North Carolina corporation laws, the Company may issue rights, options, or warrants for the purchase of shares of its capital stock, with the Board of Directors of each company determining the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued. Shares of capital stock of the Company may be issued for consideration determined by the Board of Directors to be adequate. The foregoing rights, options, warrants or shares of capital stock of the Company may generally be issued to or for the benefit of officers, directors, and employees of the Company or its subsidiaries free of restrictions, except as set forth above.

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REDEMPTION OF STOCK

         The Company may repurchase shares of its capital stock, provided that certain requirements as to the effect of the repurchase on the corporation's solvency and the relationship between its assets and liabilities are fulfilled.

         As a bank holding company, the Company is required to give its district Federal Reserve Bank prior written notice of any purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by the Company for all purchases or redemptions of its equity securities during the twelve months preceding the date of notification, equals or exceeds 10% of the Company's consolidated net worth as of the date of such notice. The district Federal Reserve Bank must either approve the transaction described in the notice within 30 days of receipt of the notice or refer it to the Board of Governors of the Federal Reserve System for action within 60 days after the Federal Reserve Bank's receipt thereof.

TRANSFERABILITY

         The public sale of the common stock of the Company and resales of such stock by certain persons who are at the time of resale in a "control relationship" with the Company must meet certain statutory and regulatory requirements.

NUMBER, ELECTION AND REMOVAL OF DIRECTORS

         The Company's bylaws provide that the number of directors shall be not less than ten nor more than 24, the number within the minimum and maximum to be set by the Board of Directors of the Company. The Board of Directors has set the number at 22 directors. The Board of Directors of the Company is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. Directors of each class are elected to hold office for three years. Each director will hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, removal or disqualification. The Company's bylaws further provide that the number of directors may be changed only by a majority vote of the Board of Directors within the minimum and maximum range of ten and 24, respectively. Such minimum/maximum range may only be changed by the affirmative vote of the holders of not less than 75% of the outstanding shares of the Company's common stock.

         The Company's Articles of Incorporation provide that directors of the Company may only be removed without cause by the shareholders only if (i) the removal without cause is recommended to the shareholders by the Board of Directors of the Company pursuant to a vote of not less than 75% of the directors then in office, and (ii) the shareholders approve such removal by a vote of the holders of not less than 75% of the outstanding shares of the Company's common stock. Directors of the Company also would be removable by the shareholders with cause pursuant to a vote of the holders of not less than 75% of the issued and outstanding shares of the Company's common stock, but no specific director recommendation would be required.


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         The Articles of Incorporation of the Company define "cause" as
"personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) based on a conviction for such offense or an opinion of counsel to the Company to such effect."

INDEMNIFICATION AND ELIMINATION OF DIRECTOR LIABILITY

         N.C.G.S. Chapter 55 provides for indemnification by corporations of their directors and officers against certain liabilities and expenses, including attorneys' fees, incurred in connection with certain legal actions. Under varying circumstances described in those statutes, such indemnification may be required or permissible, and may be subject to certain conditions, including judicial determination or entitlement.

         The bylaws of the Company provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law. The Articles of Incorporation of the Company also provide for the elimination of the personal liability of directors for monetary damages to the fullest extent permitted by applicable law. Also, the Company currently maintains directors and officers liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable.

DIVIDEND RIGHTS

         Holders of the Company's common stock are entitled to dividends when, as, and if declared by the Board of Directors of the Company out of funds legally available therefore.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TRIANGLE BANCORP, INC.


                                       By:   /s/ Debra L. Lee
                                                Debra L. Lee
                                                Executive Vice President and
                                                Chief Financial Officer


                                       Dated:  November 29, 1996